Exhibit 99.1

For Immediate Release

Contact:

Eric S. Bruner TSYS Media Relations +1.706.644.8457 ebruner@tsys.com	Leo S. Berard TSYS Investor Relations +1.706.644.6081 leoberard@tsys.com

TSYS Finalizes Contract With Capital One

No. 6 U.S. Bankcard Issuer Schedules Conversion From In House System

Columbus, Ga., Aug. 8, 2005 — TSYS has finalized a five year definitive agreement with Capital One Financial Corporation to provide processing services for its North American portfolio of consumer and small business credit card accounts.

“We are very pleased with the spirit of partnership that we’ve found with TSYS,” says Catherine West, President of US Card, Capital One. “This outsourcing agreement provides Capital One access to TSYS' innovative technology platform and creates the foundation for a long-term partnership.”

Capital One is the No. 6 card issuer in the United States, with more than $46 billion in managed loans in its US Card division. TSYS plans to complete the conversion of Capital One’s portfolio from its in house processing system to the industry leading TS2® payments engine in phases, beginning in late 2006 and ending in early 2007. TSYS expects to maintain the card processing functions of Capital One for at least five years. After a minimum of three years of processing with TSYS, the agreement provides Capital One the opportunity to license TS2® under a long-term payment structure.

“After an extensive evaluation period, Capital One chose TSYS because we offer a compelling combination of service, technology and value that’s unmatched in the marketplace,” says M. Troy Woods, president and chief operating officer of TSYS. “We begin an exciting new chapter in our relationship with tremendous respect for the entrepreneurial spirit that has established Capital One as one of the leading institutions in this industry. We’ve got a great team pulled together and are very excited about starting this journey with Capital One.”

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a bank holding company whose principal subsidiaries, Capital One Bank, Capital One, F.S.B., and Capital One Auto Finance, Inc., offer a variety of consumer lending products. Capital One’s subsidiaries collectively had 48.9 million accounts and $83.0 billion in managed loans outstanding as of June 30, 2005. Capital One is a Fortune 500 company and, through its subsidiaries, is one of the largest providers of MasterCard and Visa

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TSYS finalizes contract with Capital One/p. 2

credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

About TSYS

TSYS (www.tsys.com) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer and acquirer processing technologies that support consumer finance, credit, debit and prepaid services for financial institutions and retail companies in North America, Europe and the Asia Pacific. Based in Columbus, Ga., TSYS (NYSE: TSS) is 80 percent held by Synovus Financial Corp. (NYSE: SNV), one of FORTUNE magazine’s “Most Admired Companies” and a member of its “100 Best Companies to Work For” Hall of Fame. For more information, contact news@tsys.com.

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This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others: statements regarding TSYS’ planned conversion of Capital One’s portfolio in phases, beginning in late 2006 and ending in early 2007; TSYS’ expectation that it will maintain the card processing functions of Capital One for at least five years; and the assumptions underlying such statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, TSYS does not convert the Capital One portfolio as anticipated and TSYS does not process the Capital One portfolio for at least five years as expected, as a result of Capital One’s decision to license TS2 after three years or otherwise. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.